                                                                                                                 Exhibit 11

                          Viacom Inc. and Subsidiaries
                      Computation of Net Earnings Per Share
                      -------------------------------------

                      (In millions, except per share amounts)

                                                                            Quarter ended June 30,         Six months ended June 30,
                                                                            ----------------------         -------------------------
                                                                          1995                 1994           1995           1994
                                                                          ----                 ----           ----           ----
Earnings:
Net earnings from continuing operations...........................     $    53.0         $     265.6      $   116.6    $    (169.8)
Cumulative convertible preferred stock dividend requirement.......         (15.0)              (22.5)         (30.0)         (45.0)
                                                                       ---------         -----------      ---------    -----------
Earnings from continuing operations attributable to
      common stock................................................          38.0               243.1           86.6         (214.8)
Earnings from discontinued operations, net of tax.................            --                (1.0)           7.6            2.8
Extraordinary losses, net of tax..................................            --               (20.4)            --          (20.4)
                                                                       ---------         -----------      ---------    -----------
Net earnings attributable to common stock.........................     $    38.0         $     221.7      $    94.2    $    (232.4)
                                                                       =========         ===========      =========    ===========

Primary Computation:
  Shares:
     Weighted average number of common shares.....................         360.0               143.3          359.6          135.0
     Common shares potentially issuable in connection with:
       Stock options and warrants (a).............................           8.6                  .2            8.5             --
       Contingent value rights....................................           1.8                  --            1.8             --
       Variable common rights.....................................          15.7                  --           15.7             --
                                                                       ---------         -----------      ---------    -----------
     Weighted average common shares and common share
         equivalents..............................................         386.1               143.5          385.6          135.0
                                                                       =========         ===========      =========    ===========

  Net earnings (loss) per common share:
      Net earnings (loss) from continuing operations..............     $     .10          $    1.69       $     .22       $  (1.59)
      Earnings from discontinued operations, net of tax...........            --               (.01)            .02            .02
      Extraordinary losses, net of tax............................            --               (.13)             --           (.15)
                                                                       ---------         -----------      ---------    -----------
     Net earnings (loss)..........................................     $     .10          $    1.55       $     .24       $  (1.72)
                                                                       =========         ===========      =========    ===========

Fully Diluted Computation:
  Shares:
     Weighted average number of common shares outstanding.........         360.0               143.3          359.6          135.0
      Common shares potentially issuable in connection with:
         Stock options and warrants (a)...........................           9.3                  .7            9.1             --
         Preferred stock (b)......................................            --                25.7             --             --
         Contingent value rights..................................           1.8                  --            1.8             --
         Variable common rights...................................          15.7                  --           15.7             --
                                                                       ---------         -----------      ---------    -----------
     Weighted average common shares and common share equivalents..         386.8               169.7          386.2          135.0
                                                                       =========         ===========      =========    ===========

  Net earnings (loss) per common share:
     Net earnings (loss) from continuing operations...............
     Earnings from discontinued operations, net of tax............     $     .10         $      1.57      $     .22    $     (1.59)
     Extraordinary losses, net of tax.............................            --                (.01)           .02            .02
     Net earnings (loss)..........................................            --                (.12)            --           (.15)
                                                                       ---------         -----------      ---------    -----------
                                                                        $    .10         $      1.44      $     .24    $     (1.72)
                                                                       =========         ===========      =========    ===========



(a) The stock options and warrants had an antidilutive effect on net loss per share for the six months ended June 30, 1994, and therefore, were excluded from the primary and fully diluted earnings per share computations.

(b) The Preferred Stock and related dividend requirement had an antidilutive effect on earnings per share for the second quarter and six months ended June 30, 1995 and the six months ended June 30, 1994, and therefore, were excluded from the fully diluted earnings per share computation.